                                                                    Exhibit 10.2

                                                                  EXECUTION COPY




                            ASSET PURCHASE AGREEMENT



                                 BY AND BETWEEN



                         DURANGO GEORGIA CONVERTING LLC


                                       AND


                                TST IMPRESO, INC.



--------------------------------------------------------------------------------


                            Dated as of April 5, 2001

                                TABLE OF CONTENTS

                                                                            Page



ARTICLE I.      DEFINITIONS...................................................1

       1.1      Certain Defined Terms.........................................1
       1.2      Certain Rules of Construction.................................8

ARTICLE II.     PURCHASE AND SALE.............................................8

       2.1      Purchase and Sale.............................................8
       2.2      Assumed Liabilities...........................................9
       2.3      Purchase Price...............................................10
       2.4      Purchase Price Adjustment....................................10
       2.5      Allocation of Purchase Price.................................11
       2.6      Taxes........................................................11
       2.7      The Closing..................................................12

ARTICLE III.    REPRESENTATIONS AND WARRANTIES OF THE SELLER.................12

       3.1      Organization; Power..........................................12
       3.2      Authorization; Effect of Agreement...........................12
       3.3      Subsidiaries and Equity Interests............................13
       3.4      Consents.....................................................13
       3.5      Financial Statements.........................................13
       3.6      Conduct in the Ordinary Course; Absence of Certain
                Changes, Events and Conditions...............................13
       3.7      No Undisclosed Liabilities...................................15
       3.8      Title to Assets..............................................15
       3.9      Permits......................................................16
       3.10     Real Property................................................16
       3.11     Compliance with Laws.........................................17
       3.12     Contracts....................................................17
       3.13     No Violations................................................18
       3.14     Intellectual Property........................................19
       3.15     Litigation...................................................19
       3.16     Employee Benefit Plans.......................................19
       3.17     Tax Matters..................................................21
       3.18     Environmental Matters........................................21
       3.19     Labor Matters................................................22
       3.20     Receivables..................................................23
       3.21     Inventories..................................................23
       3.22     Certain Interests............................................24
       3.23     Brokers......................................................24
       3.24     Accuracy of Information Furnished............................24

ARTICLE IV.     REPRESENTATIONS AND WARRANTIES OF THE BUYER..................24

       4.1      Organization; Power..........................................24
       4.2      Authorization; Effect of Agreement...........................24
       4.3      Consents.....................................................25
       4.4      No Violations................................................25
       4.5      Litigation...................................................25
       4.6      Availability of Funds........................................25
       4.7      Brokers......................................................26

ARTICLE V.      COVENANTS OF THE SELLER......................................26

       5.1      Action by the Seller.........................................26
       5.2      Conduct of the Sky Division's Business.......................26
       5.3      Access.......................................................27
       5.4      Publicity....................................................27
       5.5      Notices of Certain Events....................................27
       5.6      Exclusivity..................................................27
       5.7      Employees....................................................27

ARTICLE VI.     COVENANTS OF THE BUYER.......................................28

       6.1      Action by the Buyer..........................................28
       6.2      Publicity....................................................28
       6.3      Confidentiality..............................................28
       6.4      Notice.......................................................28

ARTICLE VII.    ADDITIONAL COVENANTS.........................................29

       7.1      Further Assurances...........................................29
       7.2      Books and Records............................................29
       7.3      Insurance....................................................29
       7.4      Payments from Third Parties..................................29
       7.5      Tax Matters..................................................29
       7.6      Covenant Not to Compete......................................29
       7.7      Emkay Assignment.............................................30

ARTICLE VIII.   CONDITIONS TO THE BUYER'S OBLIGATIONS........................31

       8.1      Representations and Warranties; Performance..................31
       8.2      Consents.....................................................31
       8.3      Absence of Certain Proceedings...............................31
       8.4      Environmental Assessment.....................................31
       8.5      Opinion of Counsel...........................................31
       8.6      Availability of Funds........................................31
       8.7      License Agreement............................................31
       8.8      Transamerica Lease...........................................32
       8.9      Assignment of Bank Accounts..................................32
       8.10     Warehouse Letters............................................32
       8.11     Payment of Aged Receivables..................................32

ARTICLE IX.     CONDITIONS TO THE SELLER'S OBLIGATIONS.......................32

       9.1      Representations and Warranties; Performance..................32
       9.2      Absence of Certain Proceedings...............................32
       9.3      Opinion of Counsel...........................................32
       9.4      Security Agreement...........................................32
       9.5      Supply Agreement.............................................33
       9.6      License Agreement............................................33
       9.7      Intercreditor Agreement......................................33

ARTICLE X.      EMPLOYMENT AND EMPLOYEE BENEFITS ARRANGEMENTS................33

       10.1     Transferred Employees........................................33
       10.2     Employee Benefit Plans.......................................33
       10.3     Worker's Compensation........................................34

ARTICLE XI.     TERMINATION..................................................34

       11.1     Termination and Abandonment..................................34
       11.2     Effect of Termination........................................35

ARTICLE XII.    SURVIVAL AND INDEMNIFICATION.................................35

       12.1     Survival.....................................................35
       12.2     Indemnification by the Seller................................35
       12.3     Indemnification by the Buyer.................................38
       12.4     Procedure for Indemnification................................38
       12.5     Payment......................................................39
       12.6     Adjustment Amounts...........................................39
       12.7     Indemnification..............................................39
       12.8     Exclusivity..................................................39
       12.9     Tax Treatment................................................40

ARTICLE XIII.   MISCELLANEOUS................................................40

       13.1     Fees and Expenses ...........................................40
       13.2     Amendments...................................................40
       13.3     Entire Agreement.............................................40
       13.4     Assignment, Binding Effect; Benefit..........................40
       13.5     Headings.....................................................41
       13.6     Governing Law; Arbitration...................................41
       13.7     Notices......................................................42
       13.8     Counterparts.................................................43
       13.9     Severability.................................................43

SCHEDULES

Schedule 2.1(a)    Tangible Personal Property
Schedule 2.1(c)    Real Property
Schedule 2.1(h)    Permits and Contracts
Schedule 2.4       Form of Closing Statement
Schedule 2.5       Allocation of Purchase Price
Schedule 3.1       Organization; Power
Schedule 3.4       Consents
Schedule 3.5       Financial Statements
Schedule 3.6 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions
Schedule 3.7       No Undisclosed Liabilities
Schedule 3.8       Title to Assets
Schedule 3.9       Permits
Schedule 3.10(a)   Owned Real Property
Schedule 3.10(b)   Leases
Schedule 3.11      Compliance with Laws
Schedule 3.12(a)   Material Contracts
Schedule 3.12(b)   Material Contracts (Enforceability)
Schedule 3.12(c)   Material Contracts (Breach/Default)
Schedule 3.13      No Violations
Schedule 3.14      Intellectual Property
Schedule 3.15      Litigation
Schedule 3.16(a)   Employee Benefit Plans
Schedule 3.18      Environmental Matters
Schedule 3.19(a)   Labor Matters
Schedule 3.19(b)   Active Employees/Inactive Employees
Schedule 3.21      Inventories
Schedule 3.22      Certain Interests
Schedule 5.2       Conduct of the Sky Division's Business
Schedule 8.10      Warehouse Letters


EXHIBITS

Exhibit A-1       Form of Note
Exhibit A-2       Form of Press Note
Exhibit A-3       Form of Security Agreement
Exhibit B-1       Commitment Letter of Congress Financial Corporation
Exhibit B-2       Commitment Letter  of  General Electric Business Asset Funding
                  Corporation
Exhibit B-3       Commitment  Letter  of General Electric Business Asset Funding
                  Corporation
Exhibit C         Form of Opinion of Seller's Counsel
Exhibit D         Form of License Agreement
Exhibit E         Matters for Opinion of Buyer's Counsel
Exhibit F         Form of Supply Agreement

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement, dated as of April 5, 2001 (this "Agreement"), by and between DURANGO GEORGIA CONVERTING LLC, a Delaware limited liability company (the "Seller"), and TST IMPRESO, INC., a Delaware corporation (the "Buyer"). The Buyer and the Seller are referred to collectively herein as the "Parties."

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Seller owns and operates a converting facility located in Greencastle, Pennsylvania (the "Converting Facility"), which primarily produces stock tab continuous feed computer paper (the "Sky Division"); and

     WHEREAS, upon the terms and subject to the conditions contained in this Agreement, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, substantially all of the Sky Division as set forth herein.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the Parties hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Acquired Assets" shall have the meaning set forth in Section 2.1.

          "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

          "Active Employee" shall have the meaning set forth in Section 10.1.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" shall have the meaning set forth in the Preamble.

          "Arbiter" shall mean KPMG LLP, or such other Person as may be mutually agreed by the Parties.

          "Assumed Liabilities" shall have the meaning set forth in Section 2.2.

          "Bank Accounts" shall means, collectively, the bank account maintained by Durango Georgia Converting Corporation at Mellon Bank N.A. (acct. # 2929016) and the bank accounts maintained by the Seller at First national Bank of Greencastle (acct. # 1-48202, acct. # 1-21983 and acct. # 1-66855).

          "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

          "Business Intellectual Property" shall mean all patents, trademarks, service marks, trade names and copyrights and each registration and application for any of the foregoing owned, used or held by the Seller for use in connection with the conduct of the business of the Sky Division.

          "Buyer" shall have the meaning set forth in the Preamble.

          "Buyer  Indemnitees"  shall  have the  meaning  set  forth in  Section
12.2(a).

          "Buyer Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, results of operations or condition (financial or otherwise) of the Buyer or (b) the ability of the Buyer to perform its obligations under this Agreement, the Note, the Security Agreement, the Press Note or the Supply Agreement or to consummate the transactions contemplated hereby or thereby.

          "Buyer's 401(k) Plan" shall have the meaning set forth in Section 10.2(a).

          "Claimant" shall have the meaning set forth in Section 13.6(a)(ii).

          "Claims   Notice"   shall  have  the  meaning  set  forth  in  Section
12.2(b)(ii)(A).

          "Closing" shall have the meaning set forth in Section 2.7.

          "Closing Date" shall have the meaning set forth in Section 2.7.

          "Closing  Statement"  shall  have the  meaning  set  forth in  Section
2.4(a).

          "COBRA" shall have the meaning set forth in Section 10.2(c).

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Commercially Reasonable" shall have the meaning set forth in Section 12.2(b)(ii)(E).

          "Commitment Letters" shall have the meaning set forth in Section 4.6.

          "Competing  Transaction"  shall have the  meaning set forth in Section
5.6.

          "Consents" shall mean any consent, approval, authorization or other order of, or action or exemption by, or filing with or notification of, any Person.

          "Continuation Coverage" shall have the meaning set forth in Section 10.2(c).

          "Contract" shall mean any agreement, contract, instrument, license, lease, sublease, or binding understanding, arrangement or commitment, but excluding all contracts and agreements relating to or forming a part of an Employee Benefit Plan.

          "Converting Facility" shall have the meaning set forth in the Recitals.

          "Covered Persons" shall have the meaning set forth in Section 10.2(c).

          "Emkay Agreement" means the Master Lease between Emkay, Inc. and Gilman Paper Company, dated September 15, 1976, as amended.

          "Employee Benefit Plan" shall mean any: (a) "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (b) bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, voluntary employees' beneficiary associations under Section 501(c)(9) of the Code, profit-sharing, pension, or retirement, deferred compensation, medical, life, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans (whether or not insured); and (c) employment, consulting, termination, and severance contracts or agreements, in each case maintained or contributed to by the Seller, or any other corporation or trade or business under common control with the Seller or treated as a single employer with the Seller as determined under Sections 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate"), or under which the Seller or any ERISA Affiliate has any current or future obligation or liability with respect to a present or former officer, employee, agent or consultant of the Sky Division or under which any present or former officer, employee, agent or consultant of the Sky Division, or such present or former officer's employee's, agent's or consultant's dependents or beneficiaries, have any current or future right to benefits.

          "Employees" shall mean all current employees (including those on layoff, disability or leave of absence, whether paid or unpaid), former employees and retired employees of the Sky Division.

          "Encumbrance" shall mean any lien, security interest, mortgage, pledge, adverse claim, title defect or other encumbrance.

          "Environmental Claim" shall have the meaning set forth in Section 12.2(b)(ii)(A).

          "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986,42 U.S.C. Sections 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sections 136 et seq., the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251 et seq., the Safe

Drinking Water Act, 42 U.S.C. Sections 300f et seq., the Occupational Safety and Health Act, 29 U.S.C. Sections 641, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., the Safe Drinking Water and Toxic Enforcement Act of 1986, California Health and Safety Code Division 20, Chapter 6.6 Sections 25249.5-25249.13, the rules and regulations promulgated pursuant to any of the above statutes, and any other federal, state or local laws, statutes, ordinances, orders, directives, rules or regulations governing Environmental Matters, as the same have been amended and as in effect as of the Closing Date.

          "Environmental Matters" shall mean any matter arising out of or relating to pollution or protection of the environment, human health or safety of employees.

          "Environmental Permits" shall mean all Permits required pursuant to applicable Environmental Laws currently in effect for the operation of the Sky Division.

          "Excluded   Assets"  shall  mean:  (a)  all  cash,  cash  equivalents, securities and insurance policies and rights thereunder; (b) all assets or properties of the Seller that are not used or held for use in connection with the Sky Division; (c) all rights of the Seller arising under this Agreement or the transactions contemplated hereby; (d) all assets or properties of the Seller that are sold or otherwise disposed of in the ordinary course of business, consistent with the Seller's obligations hereunder, or as otherwise permitted by this Agreement during the period from the date hereof until the Closing Date;
(e) all intercompany receivables (other than those arising through product sales); (f) all accounts receivable over ninety (90) days past due as of the Closing Date; (g) all refunds, credits and claims for refunds of any Taxes of the Seller or any of its Affiliates; and (h) all items of Business Intellectual Property which incorporate "Durango", "Gilman", "Converting" or any derivation in whole or in part thereof, individually or in combination.

          "Facility" shall mean any real property or leasehold currently or formerly owned or operated by the Seller in connection with the Sky Division.

          "Final Amount" shall mean the amount of the current assets included in the Acquired Assets as at the Closing Date less the amount of the current liabilities included in the Assumed Liabilities as at the Closing Date, as set forth on the Closing Statement.

          "Financial Statements" shall have the meaning set forth in Section 3.5(a).

          "Governmental Authority" shall mean any governmental, public or self-regulatory body or authority.

          "Governmental Order" shall mean any order, judgment, injunction, decree or stipulation entered by or with a Governmental Authority.

          "Hazardous Materials" shall mean any substance or material which is defined as, or considered to be, a "hazardous waste," "hazardous substance," "pollutant" or "contaminant" under any Environmental Law, or which is otherwise regulated by any Environmental Laws, including asbestos, polychlorinated biphenyls, petroleum and petroleum products.

          "Indebtedness"  of  any  Person  shall  mean  at  any  date,   without
duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable or accruals arising in the ordinary course of business, (d) all obligations of such Person as lessee that are capitalized in accordance with applicable generally accepted accounting principles, (e) all Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (f) all obligations of such Person in the nature of guarantees of the obligations described in clauses (a) through (e) above of any other Person.

          "Indemnified Environmental Losses" shall mean any Losses suffered by the Buyer as a result of any breach of Section 3.18 or any liability or obligation relating to Environmental Matters arising prior to the Closing Date.

          "Indemnitee" shall have the meaning set forth in the definition of "Losses".

          "Indemnitor" shall have the meaning set forth in the definition of "Losses".

          "Knowledge" shall mean, with respect to any Person, the actual knowledge, after due inquiry, of the Officers of such Person.

          "Law" shall mean any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, judgment, decree or other requirement or rule of law.

          "Leased Real Property" shall have the meaning set forth in Section 3.10(b).

          "Leases" shall have the meaning set forth in Section 3.10(b).

          "License Agreement" shall have the meaning set forth in Section 8.7

          "Loss" or "Losses" shall mean all claims, losses (net of any insurance recovery received), liabilities, obligations, payments, actual damages, judgments, fines, penalties, Taxes, amounts paid in settlement, and any related reasonable costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, and remediation, actions, suits, proceedings, demands, assessments and reasonable fees and disbursements of counsel, environmental consultants and other experts) incurred by the Person seeking indemnification (the "Indemnitee") (whether relating to claims asserted by or against third parties or to claims asserted against the Person providing indemnification (the "Indemnitor")).

          "Material Contracts" shall have the meaning set forth in Section 3.12(a).

          "Non-competition Period" shall have the meaning set forth in Section 7.6(b).

          "Note" shall have the meaning set forth in Section 2.3.

          "Notice" shall have the meaning set forth in Section 12.4.

          "Notification"   shall   have  the   meaning   set  forth  in  Section
12.2(b)(i)(B).

          "Officer" shall mean any executive officer or director of the Seller.

          "Owned Real Property" shall have the meaning set forth in Section 3.10(a).

          "Parties" shall have the meaning set forth in the Preamble.

          "Permit" shall mean any permit, license, order or authorization issued, granted or given or otherwise made available by or under the authority of any Governmental Authority.

          "Permitted  Encumbrances"  shall  mean (a)  Encumbrances  set forth on
Schedule 3.8, (b) liens of Taxes not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings and (c) Encumbrances which individually or in the aggregate could not reasonably be expected to have a Seller Material Adverse Effect.

          "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, association, unincorporated organization, Governmental Authority or other entity.

          "Preliminary Amount" shall mean $10,289,310.

          "Press" shall mean that certain 1996 Hamilton Press 33" by 48" wide one color dry offset press, Wide Trac Model 110, Hiline Press five forms wide with serial number 595157 that is located at 151 Commerce Avenue, Greencastle, Pennsylvania 17225 as of the date of this Agreement

          "Press Lease" shall mean that certain Master Lease between PNC Leasing Corp. and Gilman Paper Company, dated April 24, 1995, as amended by that certain Lease for Press between PNC Leasing Corp., Kentucky and Gilman Paper Company, dated October 5, 1995.

          "Press Note" shall have the meaning set forth in Section 2.3.

          "Purchase Price" shall have the meaning set forth in Section 2.3.

          "Purchase Price Adjustment" shall mean the difference between the Preliminary Amount and the Final Amount, whether a positive or negative number.

          "Purchase  Price  Allocation"  shall  have the  meaning  set  forth in
Section 2.5.

          "Real Property" shall have the meaning set forth in Section 3.10(b).

          "Reference Balance Sheet" shall have the meaning set forth in Section 3.5(a).

          "Request" shall have the meaning set forth in Section 13.6(a)(ii).

          "Respondent" shall have the meaning set forth in Section 13.6(a)(ii).

          "Response Action" shall mean any order, directive, decree, claim, demand, notice of potential liability, or complaint, seeking monetary relief or the performance of any action to investigate, test, monitor or remediate any Hazardous Materials.

          "Security Agreement" shall mean the Security Agreement, dated as of the Closing Date, between the Buyer and the Seller, substantially in the form attached hereto as Exhibit A-3.

          "Seller" shall have the meaning set forth in the Preamble.

          "Seller Indemnitees" shall have the meaning set forth in Section 12.3.

          "Seller Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, results of operations or condition (financial or otherwise) of the Sky Division or (b) the ability of the Seller to perform its obligations under this Agreement or the Supply Agreement or to consummate the transactions contemplated hereby or thereby.

          "Seller's 401(k) Plans" shall have the meaning set forth in Section 10.2(a).

          "Sky Division" shall have the meaning set forth in the Recitals.

          "Straddle Taxes" shall have the meaning set forth in Section 2.6(a).

          "Subsidiary" shall mean any Person, with respect to which a specified Person owns 50% or more of the capital stock or other equity interests of such Person, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Person, directly or through one or more Subsidiaries.

          "Supply Agreement" shall have the meaning set forth in Section 9.4

          "Tangible Personal Property" shall mean all machinery, equipment, vehicles, office furniture, tools and other tangible property owned, used or held by the Seller for use primarily or exclusively in connection with the business of the Sky Division.

          "Tax or Taxes" shall mean (a) any taxes, assessments, duties, fees, levies, imposts, deductions, withholdings or other governmental charges of any nature whatsoever imposed by any taxing authority of any country or political subdivision of any country, including any interest, penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto, whether disputed or not, and (b) any liability of the Seller for payment of any amounts for the type described in clause (a) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any period of time prior to Closing.

          "Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto.

          "Third-Party Claim" shall have the meaning set forth in Section 12.4.

          "Trade Secrets" shall have the meaning set forth in Section 7.6(a).

          "Transamerica Lease" shall mean the Schedule, dated May 28, 1996, to the Master Lease between PNC Leasing Corp. and Gilman Paper Company, dated April 24, 1995.

          "Transfer Taxes" shall mean all transfer, transfer gains, documentary, sales, use, stamp, registration and other similar Taxes and fees (including penalties, interest and additions to tax attributable thereto and costs and expenses relating to such Taxes).

          "Transferred  Employee"  shall have the  meaning  set forth in Section
10.1.

          "U.S. GAAP" shall mean United States generally accepted accounting principles applied on a basis consistent with the past practices of the Sky Division.

          "WARN  Act"  shall  mean  the   Worker   Adjustment   and   Retraining
Notification Act of 1988, as amended.

     1.2 Certain Rules of Construction.

          (a) When used herein, the words "hereof," "herein" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to the Preamble, Recitals, Articles, Sections, Schedules or Exhibits shall refer respectively to the Preamble, Recitals, Articles, Sections, Schedules or Exhibits of this Agreement, unless otherwise expressly provided.

          (b) When used herein, the terms "include", "includes", and "including" are not limiting.

          (c) Unless the context requires otherwise, derivative forms of any term defined herein shall have a comparable meaning to that of such term.

          (d) When a Party's consent is required hereunder, such Party's consent may be granted or withheld in such Party's sole discretion, unless otherwise specified.

                                   ARTICLE II.
                                PURCHASE AND SALE

     2.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, the Seller shall sell, convey, transfer, assign and deliver to the Buyer, and the Buyer shall purchase from the Seller, at the Closing, all of the Seller's right, title and interest in, to and under all of the assets and properties used or held by the Seller for use primarily or exclusively in connection with the business of the Sky Division (other than the Excluded Assets) (each and all of such assets and properties being herein referred to as the "Acquired Assets"), including, without limitation, all right, title and interest of the Seller in, to and under the following:

          (a) all Tangible Personal Property, which is set forth on Schedule 2.1(a), including the location thereof;

          (b) all raw materials, inventories, including inventories of work in process, samples and finished goods, spare parts relating to manufacturing equipment, products and supplies owned, used or held by the Seller for use in connection with the business of the Sky Division;

          (c) all Real Property, which is set forth on Schedule 2.1(c);

          (d)  all  claims,  deposits,  prepayments,   refunds,  and  rights  of
recovery, set off and recoupment;

          (e) all accounts, notes and other receivables (other than accounts receivable that are over ninety (90) days past due as of the Closing Date and intercompany receivables, except those intercompany receivables arising through product sales);

          (f) all Business Intellectual Property, intangibles and goodwill of the Sky Division;

          (g) all books, records, technical manuals, and other documents necessary to or used primarily or exclusively in the conduct of the Sky Division's business;

          (h) all rights arising or otherwise relating to any period on or after the Closing Date in respect of all Permits and Contracts obtained or entered into regarding the Sky Division, which are set forth on Schedule 2.1(h);

          (i) all of Seller's right, title and interest in and to the Bank Accounts.

     2.2 Assumed Liabilities. The Buyer shall assume on and as of the Closing Date, and shall thereafter pay, perform and discharge when due (or cause to be paid, performed and discharged when due), the following liabilities and obligations of the Seller, relating to or arising out of the conduct of the Sky Division's business (collectively, the "Assumed Liabilities"):

          (a) all liabilities and obligations of the Seller arising or otherwise relating to any period on or after the Closing Date under or pursuant to the Contracts and the Permits included in the Acquired Assets; and

          (b) all accounts payable of the Seller in respect of the Sky Division (other than accounts payable that are over thirty (30) days old as of the Closing Date and intercompany payables, except those intercompany payables arising through product sales).

          The Buyer shall not assume or be responsible for the payment, performance and discharge of any obligations or liabilities of the Seller other than the Assumed Liabilities, including but not limited to any liability or obligation relating to or arising from any Employee Benefit Plan (except as expressly set forth in Article X), or any contract, agreement or other arrangement relating thereto or forming a part thereof.

     2.3 Purchase Price. The Buyer shall pay to the Seller or its designees at the Closing $12,340,231.50 (as adjusted pursuant to Section 2.4, the "Purchase Price") by delivery of: (i) cash in an amount equal to $11,399,653, by wire transfer of immediately available funds to an account specified in writing by the Seller to the Buyer prior to the Closing Date (ii) the unsecured promissory note of the Buyer, in the principal amount of $300,000 and bearing interest at the prime rate of interest as quoted by The Chase Manhattan Bank on the day prior to the Closing Date, payable in twenty (20) consecutive quarterly principal payments of $15,000 each, plus accrued interest, in the form of Exhibit A-1 (the "Note"), and (iii) the secured promissory note of the Buyer, in the principal amount of $640,578.50, bearing no interest and payable in twenty-five (25) consecutive monthly payments of $16,024.10 each and a final payment in the amount of $239,976.00, in the form of Exhibit A-2 (the "Press Note").

     2.4 Purchase Price Adjustment.

          (a) Prior to the Closing Date, the Buyer shall retain the Arbiter to prepare and deliver, as promptly as practicable but in any event within 45 days following the Closing Date, to the Seller and the Buyer an unaudited statement, substantially in the form of Schedule 2.4, setting forth the current assets included in the Acquired Assets and the current liabilities included in the Assumed Liabilities as at the Closing Date (the "Closing Statement"). The Closing Statement shall be prepared using the same accounting methods, policies, practices and procedures, with consistent classification, judgments, and estimation methodology, as used in the preparation of the Reference Balance Sheet, except that the Closing Statement shall not include (i) any current Tax assets or any current Tax liabilities or (ii) any LIFO reserve or any intercompany profit on inventory reserve, except to the extent included on the balance sheet of the Seller as at October 31, 2000. Notwithstanding anything contained herein to the contrary, for purposes of the Closing Statement, , storeroom inventory and spare parts will be determined on the day immediately preceding the Closing Date and all inventory shall be valued at the invoice cost of raw materials plus manufacturing costs with respect thereto, determined in accordance with U.S. GAAP.

          (b) The Closing Statement delivered by the Arbiter to the Buyer and the Seller shall be conclusive and binding upon the Parties, absent manifest error. The fees, costs and expenses of the Arbiter shall be borne equally by the Buyer and the Seller. The Buyer and the Seller shall make available to the Arbiter their respective work papers generated in connection with the preparation or review of the Closing Statement.

          (c) If the Final Amount exceeds the Preliminary Amount, the Buyer shall pay to the Seller the dollar amount of the Purchase Price Adjustment in accordance with the provisions of paragraph (d) of this Section 2.4. If the Final Amount is less than the Preliminary Amount, the Seller shall pay to the Buyer the dollar amount of the Purchase Price Adjustment in accordance with the provisions of paragraph (d) of this Section 2.4.

          (d) Any amount payable as the Purchase Price Adjustment shall be paid by wire transfer of immediately available funds to an account designated in writing by the Buyer or the Seller, as the case may be, except as provided in
Section 2.4 of the Note. The payments contemplated in this Section 2.4(d) shall be made prior to the tenth Business Day following the receipt of the report of the Arbiter.

     2.5 Allocation of Purchase Price. The Seller and the Buyer shall use their reasonable best efforts to agree upon an allocation of the Purchase Price and other relevant items (the "Purchase Price Allocation") for Federal, state, local and foreign tax purposes on or prior to the Closing, which allocation shall be annexed as Schedule 2.5 of this Agreement at the Closing. Promptly, after the date hereof, the Seller shall deliver to the Buyer a proposed allocation of the Purchase Price and other relevant items for the Buyer's review and approval, and the Buyer shall promptly review and approve or disapprove of such allocation. If the Buyer disapproves of the proposed allocation, then the Buyer shall promptly deliver to the Seller a written adjustment to the Seller's proposed allocation. The Seller and the Buyer shall use their reasonable best efforts to agree upon any adjustments to the Purchase Price Allocation. If the Buyer and the Seller agree upon an allocation pursuant to this Section 2.5, neither the Buyer nor the Seller shall take any position inconsistent with such allocation, except as may be required by law, without the consent of the other Party. The Purchase Price Allocation determined in accordance with this Section 2.5 shall be appropriately adjusted to reflect any subsequent adjustment to the Purchase Price based upon the particular tax asset to which such adjustment relates. Such adjusted Purchase Price Allocation shall be determined in a manner consistent with the procedures set forth in this Section 2.5.

     2.6 Taxes. (a) Taxes that are imposed on a periodic basis with respect to the Sky Division and the Acquired Assets and are payable for any taxable period that begins on or before but ends after the Closing Date, other than Taxes based on (or measured by) net income ("Straddle Taxes"), shall (i) in the case of any sales, use, employment, payroll and other similar Straddle Taxes which are based on or related to sales, receipts or disbursements, be allocated between the Seller and the Buyer based upon the amount which would be payable if the relevant taxable period ended at the close of business on the Closing Date, and
(ii) in the case of all other Straddle Taxes (including real property and personal property Taxes), be allocated between the Seller and the Buyer based upon the relative number of days in the portion of the taxable period up to and including the Closing Date and the relative number of days in the portion of the taxable period subsequent to the Closing Date. Any refund or credit of Straddle Taxes shall be allocated between the Seller and the Buyer in a manner consistent with the preceding sentence. In the case of any Straddle Taxes prepaid by the Seller, the Buyer shall (after review and approval of such Taxes, which approval shall not be unreasonably withheld) pay to the Seller at the Closing, the Seller's allocable share of such Straddle Taxes. In the case of all other Straddle Taxes, the Party paying such Straddle Taxes shall provide a written notice to the other Party indicating the amount of such Straddle Taxes so paid (including a copy of any return relating to, and evidence of payment of, such Straddle Taxes) and such other Party shall (after review and approval of such Taxes, which approval shall not be unreasonably withheld) promptly pay to the paying Party such other Party's allocable share of such Straddle Taxes.

     (b) All Transfer Taxes incurred in connection with the consummation of the transactions contemplated by this Agreement shall be borne by the Seller. The Seller shall prepare and timely file all necessary tax returns and other documentation with respect to all such Transfer Taxes. The Buyer shall reasonably cooperate with the Seller in the preparation and filing of any such tax returns and other documentation.

     2.7 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of White & Case LLP, 200 South Biscayne Boulevard, Miami, Florida 33131, or Gardere Wynne Sewell LLP 1601 Elm Street, Suite 3000, Dallas, Texas 75201, as may be agreed to between the Parties, at 10:00 a.m. local time, on April 11, 2001 or as promptly as practicable following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the Parties will take at the Closing itself), or at such other place, time and/or date as the Parties may mutually agree (the date of the Closing, the "Closing Date"). At the Closing,
(a) the Seller shall deliver to the Buyer the various certificates, instruments and documents referred to in Article VIII, (b) the Buyer shall deliver to the Seller the various certificates, instruments and documents referred to in
Article IX, (c) the Seller shall execute, acknowledge (if appropriate) and deliver to the Buyer (i) assignments of the Business Intellectual Property, Permits and Contracts in form and substance reasonably satisfactory to the Buyer and (ii) such other instruments of sale, transfer conveyance and assignment as the Buyer may reasonably request, (d) the Buyer shall execute, acknowledge (if appropriate) and deliver to the Seller (i) an assumption of the Assumed Liabilities in form and substance reasonably satisfactory to the Seller and (ii) such other instruments of assumption as the Seller may reasonably request, and
(e) the Buyer shall pay  $12,340,231.50  to the Seller,  as set forth in Section
2.3.

                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the Buyer as of the date hereof and as of the Closing Date as follows:

     3.1 Organization; Power. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite limited liability company power and authority to carry on its business as it is now being conducted, to execute, deliver and perform this Agreement, the Supply Agreement and the License Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not adversely affect the ability of the Seller to carry out its obligations under, and to consummate the transactions contemplated by this Agreement, the Supply Agreement and the License Agreement. The jurisdictions in which the Seller is qualified to transact business as a result of the operations of the Sky Division are set forth on Schedule 3.1.

     3.2 Authorization; Effect of Agreement. The execution, delivery and performance by the Seller of this Agreement, the Supply Agreement and the License Agreement, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of the Seller. This Agreement has been, and upon its execution the Supply Agreement and the License Agreement shall have been, duly and validly executed and delivered by the Seller. This Agreement constitutes (assuming due authorization, execution and delivery by the Buyer), and upon its execution the Supply Agreement and the License Agreement will constitute (assuming due authorization execution and delivery by all parties other than the Seller), a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (ii) is subject to general principles of equity.

     3.3 Subsidiaries and Equity Interests. There are no Subsidiaries of the Seller included within the Sky Division and the Seller does not have any equity interest in any other Person that is material to the business of the Sky Division.

     3.4 Consents. Except as set forth on Schedule 3.4, no Consent is required to be obtained or made by the Seller in connection with the execution, delivery and performance by the Seller of this Agreement, the Supply Agreement and the License Agreement, or the consummation by it of the transactions contemplated hereby or thereby.

     3.5 Financial Statements.

          (a) The Seller has delivered to the Buyer (i) the unaudited combined statements of net assets of the Sky Division as of December 31, 2000, December 31, 1999, December 31, 1998 and December 31, 1997; (ii) the unaudited combined statements of revenues and expenses of the Sky Division for each of the years ended December 31, 2000, December 31, 1999, December 31, 1998 and December 31, 1997; (iii) an unaudited combined balance sheet of the Sky Division as of October 31, 2000 (the "Reference Balance Sheet"); and (iv) an unaudited statement of revenues and expenses of the Sky Division for the period ended October 31, 2000 (collectively, with the notes and supplementary information thereto, the "Financial Statements"), copies of which are included on Schedule
3.5. Except as set forth on Schedule 3.5 or in the notes to the Financial Statements, the Financial Statements (w) were prepared in accordance with the books of account and other financial records of the Sky Division, (x) present fairly the combined financial condition and results of operations of the Sky Division as of the dates thereof or for the periods covered thereby, (y) have been prepared in accordance with U.S. GAAP and (z) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition and the results of the operations (subject, in the case of the statements referred to in clauses (iii) and (iv), to normal year-end adjustments) of the Sky Division as of the dates therefor or for the periods covered thereby.

          (b) The books of account and other financial records of the Sky Division are in all material respects complete and correct.

     3.6 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Except as permitted or contemplated by this Agreement, since October 31, 2000 (a) the Sky Division has conducted its business in the ordinary and usual course consistent with past practice and there has not been any development or combination of developments that, individually or in the aggregate, could reasonably be expected to have a Seller Material Adverse Effect and (b) the Seller has not:

          (i) permitted or allowed any of the assets or properties used or held for use in connection with the Sky Division (whether tangible or intangible) to be subjected to any Encumbrance, except for Permitted Encumbrances;

          (ii) except as set forth on Schedule 3.6, permitted the Sky Division to enter into any Contract involving more than $250,000;

          (iii) permitted the Sky Division to make any capital investment in, any loan to, or any acquisition of the securities or assets, of any other Person outside the ordinary course of business or involving more than $250,000;

          (iv) permitted the Sky Division to delay or postpone the payment of any accounts payable or liabilities outside the ordinary course of business;

          (v)  made  any  capital   expenditure  or  contract  for  any  capital
     expenditure in connection with the Sky Division in excess of $250,000 individually or $1 million in the aggregate;

          (vi) except as set forth on Schedule 3.6, issued any sales orders or otherwise agreed to make any purchases in connection with the Sky Division, other than in the ordinary course of business, involving exchanges in value in excess of $250,000 individually or $1 million in the aggregate;

          (vii) except as set forth on Schedule 3.6, sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets used or held for use in connection with the Sky Division, real, personal or mixed (including, without limitation, leasehold interests and intangible assets) having a value in excess of $250,000 individually or $1 million in the aggregate, other than the sale of inventories or obsolete equipment in the ordinary course of business;

          (viii) except as set forth on Schedule 3.6, increased the wages, salaries, compensation, pension or other benefits payable, or to become payable by the Sky Division, to any of its officers, employees or agents, including, without limitation, any bonus payments or severance or termination pay (other than increases in wages and salaries that are (y) required by employment arrangements existing on the date hereof or (z) made in the ordinary course of business and represent increases of no more than ten percent (10%));

          (ix) allowed any Permit or Environmental Permit that was issued or relates to the Sky Division or otherwise relates to any Acquired Asset (other than any Permit or Environmental Permit that is not material to the Sky Division) to lapse or terminate or failed to renew any such Permit or Environmental Permit or any insurance policy that is scheduled to terminate or expire within 45 calendar days prior to the Closing Date;

          (x) except as set forth on Schedule 3.6, materially amended, modified or consented to the termination of any Material Contract or any of the Sky Division's rights thereunder to the extent arising or otherwise relating to any period on or after the Closing Date;

          (xi) terminated, discontinued, closed or disposed of any plant, facility or other business operation relating to the Sky Division, or laid off any employees (other than layoffs of less than 50 employees in any six-month period in the ordinary course of business consistent with past practice) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Treasury Regulations promulgated under Section 401 of the Code or announced or planned any such action or program for the future;

          (xii) permitted to lapse or go abandoned any Business Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Sky Division has any right, title, interest or license, except for lapses that individually or in the aggregate could not reasonably be expected to have a Seller Material Adverse Effect;

          (xiii) suffered any casualty loss or material damage with respect to any of the Acquired Assets which has a replacement cost of more than $250,000, whether or not such loss or damage shall have been covered by insurance; or

          (xiv) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.6 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or contracts with respect to any of the actions specified in this Section 3.6.

     3.7 No Undisclosed Liabilities. The Seller does not have any liabilities affecting the Sky Division, other than liabilities (i) reflected or reserved against on the Reference Balance Sheet, (ii) disclosed on Schedule 3.7, (iii) incurred or arising since the date of this Agreement in the ordinary course of business of the Sky Division or (iv) that are not material to the Sky Division.

     3.8 Title to Assets.

          (a) The Seller owns or leases the Acquired Assets. Except as set forth on Schedule 3.8, the Seller has good and marketable title to all of the properties and assets included in the Acquired Assets other than any leased property (including, without limitation, those properties and assets included in the Acquired Assets which are reflected as owned by the Seller on the balance sheet as of October 31, 2000 included in the Financial Statements, except for properties and assets sold, consumed or otherwise disposed of in the ordinary course of business or otherwise as permitted by this Agreement since October 31,
2000) or, in the case of the Leased Real Property and any other leased property included in the Acquired Assets, valid and subsisting leasehold interests in such property free and clear of all Encumbrances other than the encumbrances set forth on Schedule 3.8 and Permitted Encumbrances.

          (b) The Acquired Assets constitute all properties, assets and rights which are necessary to conduct the business of the Sky Division in the manner conducted as of the date hereof, and the Tangible Personal Property is in such physical condition and state of repair, ordinary wear and tear excepted, as to enable the Sky Division to conduct its operations as currently conducted without material disruption. Except as set forth in this Section 3.8, all machinery and equipment is being sold "as is and where is".

          (c) Immediately following the Closing (and assuming the obtaining of all Consents), the Buyer will own, free and clear of all Encumbrances (other than Permitted Encumbrances and Encumbrances imposed at the direction of the Buyer), or lease, under valid and subsisting leases, the interest of the Seller in, to and under the Acquired Assets.

     3.9 Permits. The Seller has all Permits that are required for the operation of the Sky Division as presently conducted and for the ownership of the Acquired Assets, except where the absence thereof individually or in the aggregate could not reasonably be expected to have a Seller Material Adverse Effect, which Permits are listed on Schedule 3.9. The Seller has not received any written notice from any Governmental Authority revoking, canceling, rescinding, materially modifying or refusing to renew any Permit or advising of violations under any Law which individually or in the aggregate could reasonably be expected to have a Seller Material Adverse Effect. Except as set forth on
Schedule 3.9, the Sky Division is in compliance with the Permits and the requirements of the Permits, except where the failure to comply therewith individually or in the aggregate could not reasonably be expected to have a Seller Material Adverse Effect. Schedule 3.9 identifies all Permits (other than any Permit that is not material to the Sky Division) that are nontransferable or which will require the consent of any Governmental Authority in the event of the consummation of the transactions contemplated by this Agreement.

     3.10 Real Property.

          (a) Schedule 3.10(a) sets forth a list of all of the real property owned by the Seller in respect of the Sky Division (the "Owned Real Property") on the date hereof.

          (b) Schedule 3.10(b) sets forth a list of all leases (the "Leases") of real property in respect of the Sky Division (the "Leased Real Property") to which the Seller is a party on the date hereof (the Leased Real Property together with the Owned Real Property, is collectively, the "Real Property"). Each Lease is in full force and effect and, to the Seller's Knowledge, represents the entire agreement between the respective landlord and the Seller with respect to the use and occupancy of such Leased Real Property. In addition, the Seller has not (i) received any notice of cancellation or termination under any such Lease, (ii) received any notice of a breach or default under such Lease, which breach or default has not been cured, and (iii) other than as set forth on Schedule 3.10(b), granted to any other Person any rights, adverse or otherwise, under any such Lease.

     3.11 Compliance with Laws. Except as set forth on Schedule 3.11, the Seller is in compliance with all Laws applicable with respect to the Sky Division, in each case, as in effect as of the date hereof, except where the failure to comply therewith individually or in the aggregate could not reasonably be expected to have a Seller Material Adverse Effect.

     3.12 Contracts.

          (a) Schedule 3.12(a) sets forth a list of each of the following Contracts of the Sky Division (such Contracts, being the "Material Contracts"):

          (i) each Contract for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Seller related to the Sky Division: (A) under the terms of which the Seller may be required to purchase goods or services in an amount in excess of $250,000 in the aggregate over the remaining term of such Contract and (B) which cannot be canceled by the Seller without penalty and without more than 90 days' notice;

          (ii) each Contract for the sale of inventory or other personal property or for the furnishing of services by the Seller related to the Sky
     Division: (A) under the terms of which the Seller may be required to provide goods or services in an amount in excess of $250,000 in the aggregate over the remaining term of such Contract and (B) which cannot be canceled by the Seller without penalty and without more than 90 days' notice;

          (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts related to the Sky Division: (A) under the terms of which the Seller may be required to purchase goods or services, or pay commissions or similar payments of more than $250,000 in the aggregate over the remaining term of such Contract and (B) which cannot be canceled by the Seller without penalty and without more than 90 days' notice;

          (iv)  all  management   Contracts  and  Contracts   with   independent
     contractors or  consultants  (or similar  arrangements)  related to the Sky
     Division: (A) under the terms of which the Seller may be required to pay salaries or fees for services or similar payments of more than $250,000 in the aggregate over the remaining term of such Contract and (B) which cannot be canceled by the Seller without penalty and without more than 90 days' notice;

          (v) each Contract relating to the operation of the Real Property: (A) under the terms of which the Seller may be required to make rental payments or other payments for the provision of services of more than $250,000 in the aggregate over the remaining term of such Contract and (B) which cannot be canceled by the Seller without penalty and without more than 90 days' notice;

          (vi) all Contracts relating to any Indebtedness of the Sky Division;

          (vii) all Contracts related to the Sky Division with any Governmental Authority to which the Seller is a party;

          (viii) all Contracts related to the Sky Division that limit or purport to limit the ability of the Sky Division to compete with any Person or in any geographic area or during any period of time;

          (ix) all Contracts related to the Sky Division between or among the Seller or any Affiliate of the Seller; and

          (x) all Contracts related to the Sky Division which are not made in the ordinary course of business, and which are material to the conduct of the Sky Division's business.

          (b) Except as disclosed on Schedule 3.12(b),  each Material  Contract:
(i) is valid and binding and enforceable against the Seller, except to the extent that such enforceability (A) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (B) is subject to general principles of equity, (ii) is in full force and effect, and (iii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any Consents set forth on Schedule
3.4 are not obtained, shall continue in full force and effect without penalty or other adverse consequence. The Seller is not in breach of, or default under, any Material Contract, except for breaches or defaults which individually or in the aggregate could not reasonably be expected to have a Seller Material Adverse Effect.

          (c) Except as disclosed on Schedule 3.12(c), (i) to the Seller's Knowledge, no other party to any Material Contract is in breach thereof or default thereunder and (ii) to the Seller's Knowledge, no other party to any Material Contract has indicated in writing its intention not to perform thereunder.

          (d) The Seller has not received notice in writing of any plan or intention of any other party to any Material Contract to exercise any right to cancel or terminate such Material Contract. Except as disclosed on Schedule 3.12, to the Seller's Knowledge, none of the customers or suppliers of the Sky Division has refused, or communicated in writing that it intends to refuse, to purchase or supply goods or services, or has communicated in writing that it intends to substantially reduce the amounts of goods or services that it is willing to purchase from or sell to Seller.

     3.13 No Violations. Except as set forth on Schedule 3.13, the execution, delivery and performance by the Seller of this Agreement and the Supply Agreement and the consummation by the Seller of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time, or both, (a) violate, conflict with or result in breach of any provisions of the Certificate of Formation or the Limited Liability Company Agreement of the Seller, (b) conflict with or violate any Law or Governmental Order applicable to the Seller or any of its respective assets, properties or businesses, including, without limitation, the Acquired Assets and the Sky Division, (c) assuming the obtaining of all Consents, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any right of termination or acceleration under, or result in the creation of any Encumbrance on any of the Acquired Assets pursuant to, any Contract to which the Seller is a party or by which any of the Acquired Assets is bound or affected, other than Permitted Encumbrances.

     3.14 Intellectual Property. Schedule 3.14 sets forth a list of all items of Business Intellectual Property. Except as disclosed on Schedule 3.14, or except as could not reasonably be expected to have a Seller Material Adverse Effect:
(a) the Seller owns or possesses rights to use all Business Intellectual Property and upon the consummation of this transaction, the Buyer will own such rights to use the Business Intellectual Property; (b) to the Seller's Knowledge, no third party has questioned the validity of any Business Intellectual Property or the Sky Division's title thereto; and (c) to the Seller's Knowledge, the conduct of the Sky Division does not infringe upon any intellectual property rights of third parties.

     3.15 Litigation. Except as set forth on Schedule 3.15 (which with respect to each Action disclosed therein sets forth the parties, nature of the proceeding and status thereof), there are no Actions by or against the Seller affecting any of the Acquired Assets or the Sky Division pending before any Governmental Authority (or, to the Seller's Knowledge, threatened to be brought by or before any Governmental Authority). To the Seller's Knowledge, no facts or circumstances exist which could reasonably be expected to result in the filing of any Action which could reasonably be expected to have a Seller Material Adverse Effect. None of the matters disclosed on Schedule 3.15 could reasonably be expected to have a Seller Material Adverse Effect or could reasonably be expected to affect the legality, validity or enforceability of this Agreement, the Supply Agreement or the License Agreement. Neither the Sky Division nor any of the Acquired Assets is subject to any Governmental Order (nor, to the Seller's Knowledge, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which could reasonably be expected to have a Seller Material Adverse Effect.

     3.16 Employee Benefit Plans.

          (a) Schedule 3.16(a) sets forth a true, complete and correct list of each Employee Benefit Plan.

          (b) Neither the Seller nor an ERISA Affiliate has within the past six years had an obligation to contribute to a "defined benefit plan," as defined in
Section 3(35) of ERISA, a pension plan subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, or a "multiemployer plan," as defined in Section 3(37) of ERISA with respect to which the Buyer could reasonably be expected to have any liability or obligation.

          (c) The Seller's 401(k) Plans have been maintained, operated and administered in all material respects in accordance with their respective terms and in compliance with all applicable Laws. All reports, notices and other documents required to be filed or furnished under the Code, ERISA or the terms of the Seller's 401(k) Plans set forth on Schedule 3.16(a) have been duly and timely filed or furnished. Neither the Seller nor any ERISA Affiliate has participated in any voluntary compliance or self-correction programs established by the Internal Revenue Service, or entered into a closing agreement with the Internal Revenue Service with respect to the form or operation of the Seller's 401(k) Plans.

          (d) The Seller's 401(k) Plans have been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code, and the trusts created thereunder which are intended to be exempt from federal income tax under the provisions of Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event has occurred or condition exists that is reasonably likely to adversely affect the qualified status of the Seller's 401(k) Plans or the exempt status of such trusts. The Seller has delivered or made available to the Buyer a copy of the most recent determination letter received with respect to the J.D. Sky Corporation 401(k) Profit Sharing Plan. The Seller has delivered or made available to the Buyer a copy of the most recent determination letter received with respect to the 401(k) plan established by the Gilman Paper Company. The Durango-Georgia Paper Company 401(k) Plan is substantially identical to the 401(k) plan established by the Gilman Paper Company and Durango Georgia Paper Company intends to obtain a determination letter with respect to the Durango-Georgia Paper Company 401(k) Plan during calendar year 2001. Durango Georgia Paper Company also intends to obtain a determination letter during calendar year 2001 with respect to the Durango-Georgia Paper Company Money Purchase Pension Plan, a master and prototype arrangement sponsored by T. Rowe Price, except to the extent that Durango Georgia Paper Company determines that it may rely on the determination letter obtained by T. Rowe Price with respect to such plan. Upon receipt of such determination letter, the Seller will deliver a copy of such determination letter to the Buyer. No event has occurred that is reasonably likely to subject the Seller's 401(k) Plans to tax under Section 511 of the Code. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code may be amended currently during an applicable remedial amendment period to request and receive a favorable determination letter from the Internal Revenue Service with respect to all provisions applicable to each such Employee Benefit Plan.

          (e) No lien has been filed by any person or entity and no lien exists by operation of law or otherwise on the Acquired Assets relating to, or as a result of, the operation or maintenance of any Employee Benefit Plan or any other similar plan maintained, or contributed to, by the Seller or any ERISA Affiliate, and neither the Seller nor any ERISA Affiliate is aware of the existence of facts or circumstances that would reasonably be expected to result in the imposition of such lien on such assets.

          (f) The Buyer will incur no liability, cost or expense arising from, or with respect to, any Employee Benefit Plan or any other similar plan or arrangement maintained, or contributed to, by the Seller or any ERISA Affiliate.

          (g) (i) The execution of this Agreement and the consummation of the transactions contemplated hereby do not constitute a triggering event under any Employee Benefit Plan which will result in the payment of any termination, retention, severance or similar benefit or in any acceleration of the payment or vesting of any benefits to any Employee or in any increase in benefits provided under the Employee Benefit Plans; and (ii) no liability, claim, action, litigation, audit, examination, investigation or administrative proceeding has been made, commenced or, to the Seller's Knowledge, threatened with respect to any Employee Benefit Plan (other than routine claims for benefits payable in the ordinary course) which event under clause (i) or (ii) above could result in a liability for which the Buyer could reasonably be expected to be liable.

          (h) The Seller has delivered or caused to be delivered to the Buyer or its counsel true and complete copies of (i) each Employee Benefit Plan, together with all amendments thereto, (ii) to the extent required by applicable Law, all current summary plan descriptions and (iii) each trust agreement and insurance contract relating to the Seller's 401(k) Plans.

     3.17 Tax Matters.

          (a) The Seller has filed all Tax Returns that it was required to file, and has paid all Taxes due, with respect to the Sky Division and the Acquired Assets, and such Tax Returns are accurate and complete in all material respects.

          (b) Neither the Seller nor any of its Affiliates has waived any statute of limitations in respect of Taxes relating to the Sky Division or the Acquired Assets or agreed to any extension of time with respect to any Tax assessment or deficiency relating to the Sky Division or the Acquired Assets.

          (c) Neither the Seller nor any of its Affiliates is a party to any Tax allocation or sharing agreement which relates to the Sky Division or the Acquired Assets. There are no pending audits, actions, proceedings, investigations, disputes or claims with respect to any Taxes payable by or asserted in writing against the Seller relating to the Sky Division or the Acquired Assets, and the Seller has not received notice in writing from any taxing authority of its intent to examine or audit any of its Tax Returns. No material claim has been made in writing against the Seller by any taxing authority in any jurisdiction in which the Seller did not file sales, use, value-added or similar Tax Returns or did not pay sales, use, value-added, goods and services, or similar Taxes, that the Seller is or may be subject to sales, use, value-added, or similar Tax by that jurisdiction.

          (d) There are no liens upon any of the Acquired Assets that have arisen as a result of any failure to pay any Tax.

          (e) All Taxes required to be withheld and paid by the Seller in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been timely withheld and paid, except where the failure to do so could not reasonably be expected to have a Seller Material Adverse Effect.

     3.18 Environmental Matters.

          (a) Except as set forth in Schedule 3.18 or except for such of the following as individually or in the aggregate could not reasonably be expected to have a Seller Material Adverse Effect: (i) the Sky Division is in compliance with applicable Environmental Laws; (ii) the Seller has all Environmental Permits required under applicable Environmental Laws for the operation of the Sky Division as presently conducted; (iii) since January 1, 1997, in connection with the Sky Division, the Seller has not received any written order or notice or other written communication from any (A) Governmental Authority, (B) Person purporting to act pursuant to any citizen suit provision of any Environmental Law, or (C) current or prior owner or operator of any Facility; in each case alleging the violation of or failure to comply with any Environmental Law; (iv) there are no pending or, to the Seller's Knowledge, threatened Actions, in each case relating to any Environmental Matters with respect to the Sky Division and the Acquired Assets; and to the Seller's Knowledge (v) there has been no release of any Hazardous Materials into the environment (A) at or from any Acquired Assets or (B) any other location where the Sky Division generated, transported, stored or disposed of Hazardous Materials; in each case requiring investigation or remediation under any Environmental Law.

          (b) The Seller has made available to the Buyer true and complete copies of any material reports, studies, Permits, analyses, tests or monitoring in the possession of the Seller, in each case relating to any Environmental Matters with respect to the Sky Division and the Acquired Assets.

     3.19 Labor Matters.

          (a) Except as set forth on Schedule 3.19(a) and except as may result from the permitted announcement of the execution of this Agreement: (i) the Seller is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Sky Division and currently, to the Seller's Knowledge, there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could reasonably be expected to have a Seller Material Adverse Effect; (ii) there are no controversies, strikes, slowdowns or work stoppages pending or, to the Seller's Knowledge, threatened between the Sky Division and any of its respective employees, and the Sky Division has not experienced any such controversy, strike, slowdown or work stoppage within the past twelve months; (iii) the Sky Division has not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no grievances outstanding against the Sky Division under any such agreement or contract which could have a Seller Material Adverse Effect; (iv) to the Seller's Knowledge, there are no unfair labor practice complaints pending against the Sky Division before the National Labor Relations Board or any other Governmental Authority involving employees of the Sky Division; (v) the Sky Division is currently in compliance in all material respects with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Sky Division and are not liable for any material arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing, and
(vi) to the Seller's Knowledge, there are no pending charges of discrimination with the Equal Employment Opportunity Commission, or any such charges which have been dismissed within the previous 90 days, involving employees of the Sky Division.

          (b) Schedule 3.19(b) contains, under the caption "Active Employees," a list of all Active Employees as of March 22, 2001, setting forth each Active Employee's name, title, base compensation level, and accrued vacation and sick leave. Schedule 3.19(b) also contains, under the caption "Inactive Employees," a list of all Inactive Employees as of March 22, 2001, setting forth each Inactive Employee's name, title, base compensation level, accrued vacation and sick leave, and a brief description of the event or events resulting in such person becoming an Inactive Employee (including the length of such person's status as an Inactive Employee).

          (c) None of the Officers of the Seller nor Dwight Staubs, the General Manager of the Sky Division, has actual knowledge that any Employee or consultant of the Sky Division will not accept employment or a consulting arrangement with the Buyer following the Closing Date, if offered on a basis no less favorable than that upon which such Employee or consultant is currently retained by the Seller.

     3.20 Receivables. Except to the extent, if any, reserved for on the Reference Balance Sheet, all accounts receivable reflected on the Reference Balance Sheet arose from, and the accounts receivable existing on the Closing Date will have arisen from, the sale of inventory or services to Persons not affiliated with the Sky Division and in the ordinary course of the business of the Sky Division.

     3.21 Inventories.

          (a) Subject to amounts reserved therefor on the Reference Balance Sheet, the values at which all inventories are carried on the Reference Balance Sheet reflect the inventory valuation policy of the Sky Division of stating such inventories at the lower of cost (determined on the last-in, first-out method) or market value. Except as set forth on Schedule 3.21, the Sky Division has good and marketable title to the inventories free and clear of all Encumbrances other than Permitted Encumbrances. The inventories do not consist of any items held on consignment. The Sky Division is under no obligation or liability with respect to accepting returns of items of inventory or merchandise in the possession of its customers other than in the ordinary course of business consistent with past practice. No clearance sale of the inventories has been conducted since October 31, 2000. The Sky Division has not acquired or committed to acquire or manufacture inventory for sale which is not of a quality and quantity usable in the ordinary course of the business of Sky Division, nor has the Sky Division changed the price of any inventory except for (i) price reductions to reflect any reduction in the cost thereof to the Sky Division, (ii) reductions and increases responsive to normal competitive conditions and consistent with the Sky Division's past sales practices and (iii) increases to reflect any increase in the cost thereof to the Sky Division.

          (b) The inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold in the ordinary course of the business of the Sky Division.

     3.22 Certain Interests. Except as set forth on Schedule 3.22, no Officer of the Seller or the Sky Division and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such Officer:

          (a) has any direct or indirect financial interest in any competitor, supplier or customer of the Sky Division; provided, however, that ownership of shares representing less than 5% of the outstanding voting power of any competitor, supplier or customer, which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer; or

          (b) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Seller uses or has used in the conduct of the business of the Sky Division or otherwise.

     3.23 Brokers. Except for the fees payable to Banc of America Securities LLC, which are the sole responsibility of the Seller, the Seller has not paid or become obligated to pay any fee or commission to any broker, finder, or intermediary in connection with the transactions contemplated hereby. The Buyer shall not, through the transfer of the Acquired Assets, the assumption of the Assumed Liabilities or otherwise, have any obligations in respect of any such fees or commissions.

     3.24 Accuracy of Information Furnished. To the Seller's Knowledge, all information furnished in writing to the Buyer by the Seller in connection with the transactions contemplated herein was, as of the date thereof, true, correct and complete in all material respects.

                                   ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Seller as of the date hereof and as of the Closing Date as follows:

     4.1 Organization; Power. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as it is now being conducted, to execute, deliver and perform this Agreement, the Supply Agreement, the License Agreement, the Note, the Security Agreement and the Press Note, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     4.2 Authorization; Effect of Agreement. The execution, delivery and performance by the Buyer of this Agreement, the Supply Agreement, the License Agreement, the Note, the Security Agreement and the Press Note, the performance by the Buyer of its obligations hereunder and thereunder and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Buyer. This Agreement has been, and upon its execution the Supply Agreement, the License Agreement, the Note, the Security Agreement and the Press Note shall have been, duly and validly executed and delivered by the Buyer. This Agreement constitutes (assuming due authorization, execution and delivery by the Seller), and upon their execution the Supply Agreement, the License Agreement, the Note, the
Security Agreement and the Press Note will constitute (assuming due authorization execution and delivery by all parties other than the Buyer), a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (ii) is subject to general principles of equity.

     4.3 Consents. No Consent is required to be obtained or made by the Buyer in connection with the execution, delivery and performance by the Buyer of this

Agreement, the Supply Agreement, the License Agreement, the Note, the Security Agreement or the Press Note or the consummation by it of the transactions contemplated hereby or thereby.

     4.4 No Violations. The execution, delivery and performance by the Buyer of this Agreement, the Supply Agreement, the Note, the Security Agreement and the Press Note and the consummation by the Buyer of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time, or both, (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Buyer, (b) conflict with, or violate any Law or Governmental Order applicable to the Buyer or any of its respective assets, properties or businesses, or (c) assuming the obtaining of all Consents, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any right of termination or acceleration under, or result in the creation of any Encumbrance on any of the Acquired Assets pursuant to, any Contract to which the Buyer is a party.

     4.5 Litigation. There are no Actions by or against the Buyer pending before any Governmental Authority (or, to the Buyer's Knowledge, threatened to be brought by or before any Governmental Authority) which could reasonably be expected to have a Buyer Material Adverse Effect or could reasonably be expected to affect the legality, validity or enforceability of this Agreement, the Supply Agreement, the License Agreement, the Note, the Security Agreement or the Press Note. The Buyer is not subject to any Governmental Order (nor, to the Buyer's Knowledge, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which could reasonably be expected to have a Buyer Material Adverse Effect or could reasonably be expected to affect the legality, validity or enforceability of this Agreement, the Supply Agreement, the License Agreement, the Note, the Security Agreement or the Press Note.

     4.6 Availability of Funds. The Buyer has received commitment letters from Congress Financial Corporation (a copy of which is attached as Exhibit B-1) and General Electric Business Asset Funding Corporation (copies of which are attached as Exhibit B-2 and Exhibit B-3) (the "Commitment Letters"), and, upon the satisfaction of the conditions set forth therein, the Buyer will have sufficient funds on the Closing Date to enable it to pay the Purchase Price.

     4.7 Brokers. The Buyer has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby. The Seller shall not, through the transfer of the Acquired Assets or otherwise, have any obligations in respect of any such fees or commissions.

                                   ARTICLE V.
                             COVENANTS OF THE SELLER

     The Seller hereby covenants and agrees with the Buyer as follows:

     5.1 Action by the Seller. From the date hereof until the Closing, the Seller will use commercially reasonable efforts, and the Buyer will reasonably cooperate with the Seller, to secure all Consents of the Seller from third parties as shall be required, on behalf of the Seller, in order to enable the Seller to effect the transactions contemplated hereby and by the Supply Agreement, the Note, the Security Agreement and the Press Note, and the Seller will otherwise use its commercially reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof and thereof.

     5.2 Conduct of the Sky Division's Business. Except as otherwise permitted by this Agreement or consented to by the Buyer (which consent shall not be unreasonably withheld or delayed), from the date hereof until the Closing, the Seller shall not conduct the business of the Sky Division other than in the ordinary course and consistent with the Seller's prior practice. Without limiting the generality of the foregoing, except as set forth on Schedule 5.2, the Sky Division shall (i) continue its advertising and promotional activities, and pricing and purchasing policies, substantially in accordance with past practice; (ii) not materially shorten or lengthen the customary payment cycles for any of its payables or receivables; (iii) use its commercially reasonable best efforts to (A) preserve intact its business organization and the business organization of the Sky Division, (B) retain the services of the employees (as a group) of the Sky Division, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Sky Division and (D) preserve its current relationships with its customers, suppliers and other persons with which it has significant business relationships, (iv) exercise, but only after notice to the Buyer and receipt of the Buyer's prior Consent, any rights of renewal pursuant to the terms of any of the leases or subleases set forth on Schedule 3.10(b) which by their terms would otherwise expire; and (v) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Seller or the Sky Division to be untrue or result in a breach of any covenant made by the Seller in this Agreement. Notwithstanding the foregoing, the Buyer agrees and understands, that the Seller is entitled to (i) transfer cash out of the Sky Division and that it is intended that at the Closing there shall be a cash balance of zero in the accounts of the Sky Division, (ii) terminate, satisfy and/or settle any and all transactions with any Affiliate of the Sky Division, (iii) assume all rights and obligations of any Affiliate of the Sky Division under the Contracts listed on
Schedule 3.12(a), and (iv) terminate the Transamerica Lease and acquire the assets leased thereunder.

     5.3 Access. From the date hereof until the Closing, the Seller shall provide the Buyer with such information as the Buyer may from time to time reasonably request with respect to the Sky Division and the transactions contemplated by this Agreement and the Supply Agreement, and shall provide the Buyer and its accountants, counsel, consultants and other representatives access during regular business hours and upon reasonable notice to the personnel, properties, books and records of the Sky Division as the Buyer may from time to time reasonably request; provided that such access shall not unduly interfere with the conduct of the Sky Division and the Seller shall not be obligated to
(i) provide the Buyer with any information relating to trade secrets or which would violate any law, rule or regulation or any term of any Contract of the Seller or which may subject the Seller to risk of liability, or if the provision thereof would adversely affect the ability of the Seller or any of its Affiliates to assert attorney-client, attorney work product or other similar privilege or (ii) provide the Buyer with access to any property or information of the Sky Division for purposes of conducting any invasive sampling or testing. Any disclosure whatsoever during such investigation by the Buyer shall not constitute an enlargement of or additional representations or warranties of the

Seller or the Sky Division beyond those specifically set forth in this Agreement.

     5.4 Publicity. The Seller will not release, generate or permit any press release, public statement or other publicity concerning this Agreement, the Supply Agreement, the Note, the Security Agreement , the Security Agreement or the Press Note, or the transactions contemplated hereunder or thereunder nor submit this Agreement, the Supply Agreement, the Note, the Security Agreement or the Press Note or any document relating hereto or thereto to any Governmental Authority, without first consulting with and obtaining the consent of the Buyer, except as required by Law or legal authorities.

     5.5 Notices of Certain Events. From the date hereof until the Closing Date, the Seller shall give prompt notice to the Buyer of any material adverse development of which the Seller has Knowledge and which causes a breach of any of the Seller's representations and warranties in Article III.

     5.6 Exclusivity. The Seller will not, and will not authorize any Officer or any other Person on its behalf to, solicit, encourage, negotiate or accept any offer from any Person concerning (i) the possible disposition of all or any substantial portion of the business or assets of the Sky Division or (ii) any other agreement or arrangement that would be inconsistent with the consummation of the transactions contemplated by this Agreement (each a "Competing Transaction"), nor will they participate in any discussions or negotiations regarding, or furnish any information with respect to, or facilitate in any other manner, any Competing Transaction, and they will immediately terminate any discussions or negotiations regarding any Competing Transaction that are currently underway, if any, with any Person other than the Buyer.

     5.7 Employees. The Seller will use commercially reasonable efforts to encourage all Active Employees of the Sky Division to accept employment with the Buyer on the Closing Date.

                                   ARTICLE VI.
                             COVENANTS OF THE BUYER

     The Buyer hereby covenants and agrees with the Seller as follows:

     6.1 Action by the Buyer. From the date hereof until the Closing, the Buyer will use commercially reasonable efforts, and the Seller will reasonably cooperate with the Buyer, to secure all Consents, from third parties as shall be required, on behalf of the Buyer, in order to enable the Buyer to effect the transactions contemplated hereby and by the Supply Agreement, the Note, the Security Agreement and the Press Note, and the Buyer will otherwise use its commercially reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof and thereof. The Buyer will use best efforts to satisfy the conditions of the borrowing set forth in the Commitment Letters or, if such conditions are not satisfied and such borrowing does not occur, to obtain, as promptly as practicable, alternative financing upon substantially similar terms.

     6.2 Publicity. Prior to the Closing, the Buyer will not release, generate or permit any press release, public statement or other publicity concerning this Agreement, the Supply Agreement, the Note, the Security Agreement or the Press Note or the transactions contemplated hereunder or thereunder nor submit this Agreement, the Supply Agreement, the Note, the Security Agreement or the Press Note or any document relating hereto or thereto to any Governmental Authority, without first consulting with and obtaining the consent of the Seller, except as required by Law or legal authorities (provided that the Buyer shall give prior notice of such disclosure to the Seller); and provided that in no event shall the Buyer disclose any financial or other results of the Seller (other than with respect to the Sky Division after the Closing).

     6.3 Confidentiality. Prior to the Closing, the Buyer may disclose non-public information relating to the Sky Division and the Seller only (i) to those officers, directors and employees of the Buyer who need to know such information for the purpose of evaluating the Sky Division and the transactions contemplated hereby and by the Transition Services Agreement and who agree to keep it confidential; (ii) to those advisors of the Buyer who need to know such information for the purpose of evaluating the Sky Division and the transactions contemplated hereby and by the Supply Agreement, the Note, the Security Agreement and the Press Note and who agree to keep it confidential; and (iii) to the extent required by any Law (provided that the Buyer gives prior notice of such disclosure to the Seller). The Buyer shall be prohibited at all times from disclosing non-public information relating to the Seller (other than with respect to the Sky Division as permitted above). The Buyer shall be responsible for any failure by any officer, director or employee of the Buyer or any advisor of the Buyer to maintain the confidentiality of any such information.

     6.4 Notice. From the date hereof until the Closing, Buyer will give prompt notice to the Seller of any material adverse development of which the Buyer has Knowledge and which causes a breach of any of the Buyer's representations and warranties in Article IV.

                                  ARTICLE VII.
                              ADDITIONAL COVENANTS

     7.1 Further Assurances. The Buyer and the Seller shall each, from time to time after the Closing, at the reasonable request of the other and without further consideration, execute and deliver such further documents and instruments of assignment, transfer, license or assumption and take such further action in order more effectively to transfer, reduce to possession and record title to any of the Acquired Assets, to permit the Buyer to operate the Sky Division or to implement the assumption of the Assumed Liabilities

     7.2 Books and Records. The Buyer, on the one hand, and the Seller, on the other hand, shall each, on the request of the other, make available to such other Party from time to time on a reasonable basis records and other documents substantially relating to the Acquired Assets and the Sky Division (including records or documents relating to Straddle Taxes or Transfer Taxes). Such records and other documents shall be held by the Party in possession of such documents for seven years after the Closing Date and copies shall be delivered to the other Party upon such other Party's request at any time and at such other party's out-of-pocket expense.

     7.3 Insurance. As of the Closing Date, the coverage under all insurance policies related to the Sky Division shall continue in force only for the benefit of the Seller, and not for the benefit of the Buyer or the Sky Division. As of the Closing Date, the Buyer shall arrange for new insurance policies with respect to the Sky Division covering all periods and agrees not to seek, through any means, to benefit from any of the Seller's insurance policies which may provide coverage for claims relating in any way to the Sky Division on or prior to the Closing Date.

     7.4 Payments from Third Parties. In the event that, on or after the Closing Date, either the Buyer or the Seller shall receive any payments or other funds due to another Party pursuant to the terms hereof or otherwise, then the Party receiving such funds shall promptly forward such funds to the proper Party.

     7.5 Tax Matters. After the Closing Date, the Parties shall cooperate with one another in connection with the preparation and filing of tax returns and any audits or proceedings relating to Straddle Taxes or Transfer Taxes, including furnishing or making available books and records relating to such Taxes and making employees available on a mutually convenient basis to provide explanations of any such books and records.

     7.6 Covenant Not to Compete.

          (a) The Seller has had access to and become familiar with various trade secrets consisting of, but not limited to, financial statements, processes, computer programs, compilations of information, records, sales procedures, customer requirements, customer lists and other confidential information (collectively referred to as the "Trade Secrets"), which have been used in the operation of the business of the Sky Division. After the Closing Date, the Seller shall not use in any way or disclose any of the Trade Secrets, directly or indirectly.

          (b) Until two years following the Closing Date (the "Non-competition Period"), the Seller and its Affiliates shall not, directly or indirectly, in any capacity, within the United States and Canada, invest or engage in any business that is in competition with that of the Sky Division as of the date hereof and the Closing Date. Notwithstanding the foregoing, no owner of less than 5% of the outstanding capital stock of any publicly traded corporation shall be deemed to engage solely by reason of such ownership in any such business. In addition, in the event that the Seller or any of its Affiliates acquires a business that is in competition with that of the Sky Division, then the Seller will not be in breach of this Section 7.6(b) if the Seller or such Affiliate offers to sell to the Buyer or its Affiliates such competing business and negotiates in good faith with the Buyer with respect thereto for a period of at least ninety (90) days (it being agreed that such acquisition may involve assets or businesses which are not in competition with the Sky Division, in which case such assets or businesses shall be exempt in all respects from this
Section 7.6). If such transaction with respect to such competing business is not consummated between the Seller and the Buyer or their Affiliates, the Seller or its Affiliate shall use commercially reasonable efforts to dispose of such competing business within one year from the acquisition thereof. The Buyer also acknowledges that Corporacion Durango, through one or more of its Subsidiaries,
(i) operates paper mills and other businesses in the United States and that its engaging in any such activities shall not constitute a violation of this Section
7.6 and (ii) currently ships products to customers in the United States and that continuing to ship products to those established customers shall not constitute a violation of this Section 7.6.

          (c) During the Non-competition Period, the Seller and its Affiliates shall not, on their own behalf or on behalf of any other Person, hire or solicit or in any manner attempt to influence or induce any Active Employee to leave the employment of the Buyer, nor use or disclose to any Person any information concerning the names and addresses of such employee for such purpose.

          (d) The Seller agrees that the agreements set forth in this Section each constitute separate agreements independently supported by good and adequate consideration and shall be severable from the other provisions of, and shall survive, this Agreement. The existence of any claim or cause of action of the Seller against the Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Buyer of the covenants and agreements of the Seller contained in this Section.

          (e) The Seller acknowledges and recognizes that the enforcement of the provisions of this Section is necessary to ensure the preservation and continuity of the business and good will of the Sky Division. The Seller further agrees that due to the nature of such business, the noncompetition restrictions set forth in this Section are reasonable as to time and geographic area.

     7.7 Emkay Assignment. If the Seller has been unable to obtain the Consent of Emkay, Inc. to the assignment of the Emkay Agreement as it relates to the vehicles included on Schedule 2.1(a) on or prior to the Closing Date, the Seller will use its commercially reasonable efforts to obtain such Consent on or prior to the 30th day following the Closing. If the Seller obtains such Consent within such time period, the Seller shall, as soon as practicable after obtaining such Consent, assign all of Buyer's right, title and interest in and to such vehicles to the Buyer and the Buyer shall assume the obligations and liabilities under the Emkay Agreement with respect to such vehicles set forth in this Agreement. If the Seller is unable to obtain such Consent within such time, such vehicles will be deemed to be Excluded Assets and Schedule 2.1(a) will be deemed to be amended as of the date hereof to exclude such vehicles.

                                  ARTICLE VIII.
                      CONDITIONS TO THE BUYER'S OBLIGATIONS

     The obligations of the Buyer hereunder to purchase the Acquired Assets and assume the Assumed Liabilities shall be subject to the satisfaction (or waiver by the Buyer) on or prior to the Closing Date of all of following conditions:

     8.1 Representations and Warranties; Performance. All representations and warranties made by the Seller in this Agreement, the Supply Agreement and the License Agreement shall be true in all material respects at and as of the time when made, and at and as of the time of the Closing as though such representations and warranties were made at and as of said time. The Seller shall have performed and complied in all material respects with all the terms, provisions and conditions of this Agreement, the Supply Agreement and the License Agreement to be complied with and performed by the Seller at or before the Closing. The Buyer shall have received a certificate of the President or a Vice President of the Seller dated the Closing Date in form and substance reasonably satisfactory to the Buyer, certifying to such effect.

     8.2 Consents. All Consents specified in Schedule 3.4 shall have been obtained.

     8.3  Absence  of Certain  Proceedings.  No Action in effect  preventing  or
rendering  illegal  consummation  of  the  transactions   contemplated  by  this
Agreement and the Supply Agreement shall be pending.

     8.4 Environmental Assessment. The Buyer shall be satisfied, in its reasonable discretion, with the results of a Phase I Environmental Assessment relating to any real property included in the Acquired Assets or subject to any lease assumed by the Buyer pursuant to this Agreement.

     8.5 Opinion of Counsel. The Buyer shall have received an opinion of counsel, dated as of the Closing Date, from White & Case LLP (or appropriate local counsel), counsel to the Seller, as to the authorization, execution, delivery and enforceability of this Agreement and the Supply Agreement, substantially in the form of Exhibit C.

     8.6 Availability of Funds. The Buyer shall have available funds pursuant to terms substantially similar to those contained in the Commitment Letters.

     8.7 License Agreement. The Seller shall have executed and delivered to the Buyer a License Agreement, dated as of the Closing Date and substantially in the form of Exhibit D (the "License Agreement"). --------- -----------------

     8.8 Transamerica Lease. The Seller shall, simultaneously with the Closing, deliver to Transamerica Equipment Financial Services all amounts due with respect to the Press pursuant to the Press Lease.

     8.9 Assignment of Bank Accounts. The Seller shall simultaneously with the Closing, assign the Bank Accounts to the Buyer or cause the Bank Accounts to be assigned to the Buyer.

     8.10 Warehouse Letters. The Seller shall have delivered to Buyer a duly executed assignment from Bank of America, N.A. to Congress Financial Corporation or one of its Affiliates of the waiver letters received by Bank of America, N.A. from the operators of the warehouses set forth on Schedule 8.10.

     8.11 Payment of Aged Receivables. The Seller shall prior to or simultaneously with the Closing, pay all accounts payable of the Seller in respect of the Sky Division that are over thirty (30) days old as of the Closing Date.

                                   ARTICLE IX.
                     CONDITIONS TO THE SELLER'S OBLIGATIONS

     The obligations of the Seller hereunder to sell the Acquired Assets shall be subject to the satisfaction (or waiver by the Seller) on or prior to the Closing Date of all of the following conditions:

     9.1 Representations and Warranties; Performance. All representations and warranties made by the Buyer in this Agreement, the Supply Agreement and the License Agreement shall be true in all material respects at and as of the time when made, and at and as of the time of the Closing as though such representations and warranties were made at and as of said time. The Buyer shall have performed and complied in all material respects with all the terms, provisions and conditions of this Agreement, the Supply Agreement and the License Agreement to be complied with and performed by the Buyer at or before the Closing. The Seller shall have received a certificate of an officer of the Buyer dated the Closing Date in form and substance reasonably satisfactory to the Seller, certifying to such effect.

     9.2 Absence of Certain Proceedings. No Action in effect preventing or rendering illegal consummation of the transactions contemplated by this Agreement, the Supply Agreement, the Note, the Security Agreement or the Press Note shall be pending.

     9.3 Opinion of Counsel. The Seller shall have received an opinion of counsel, dated as of the Closing Date, from Gardere Wynne Sewell LLP, counsel to the Buyer, in form and substance reasonably satisfactory to the Seller with respect to the matters set forth on Exhibit E, with customary qualifications and exceptions.

     9.4 Security Agreement. The Buyer shall have executed and delivered to the Seller the Security Agreement.

     9.5 Supply Agreement. The Buyer shall have executed and delivered to the Seller a Supply Agreement (the "Supply Agreement") with respect to the purchase of paper and boxes, substantially in the form of Exhibit F.

     9.6 License Agreement. The Buyer shall have executed and delivered to the Seller the License Agreement.

     9.7 Intercreditor Agreement. Congress Financial Corporation or one of its Affiliates shall have executed and delivered to the Seller an Intercreditor Agreement with respect to the Press in form and substance reasonably satisfactory to the Seller.

                                   ARTICLE X.
                  EMPLOYMENT AND EMPLOYEE BENEFITS ARRANGEMENTS

     10.1 Transferred Employees. The Seller has delivered to the Buyer a list of all of the Employees as of March 22, 2001. The Buyer shall offer employment to not less than 90% of the Employees whose principal place of employment is at the Sky Division who are actively at work on the Closing Date (each an "Active

Employee"). For purposes hereof, any Employee who is not actively at work on the Closing Date due to a short-term absence (including due to vacation, holiday, illness or injury of shorter duration than a long-term disability, jury duty or death leave) in accordance with applicable policies of the Seller shall be deemed an Active Employee herein. The Buyer shall also offer employment to any Employee on disability or authorized leave whose principal place of performance was at the Sky Division (as set forth on Schedule 3.19(b)) and who has a right to become reemployed in the Sky Division under applicable law upon conclusion of such disability or leave. Such Employees who are offered and accept employment with the Buyer shall be referred to as "Transferred Employees."

     10.2 Employee Benefit Plans.

          (a) On or before the expiration of 30 days following the Closing Date, the Buyer shall have in effect a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code in which each Transferred Employee who was participating in the Durango-Georgia Paper Company 401(k) Plan or the J.D. Sky Corporation 401(k) Profit Sharing Plan (collectively, the "Seller's 401(k) Plans") as of the Closing Date shall be eligible to participate (the "Buyer's 401(k) Plan") on the later of (i) the effective date of the Buyer's 401(k) Plan or (ii) the Closing Date. Transferred Employees shall receive credit for all service with the Seller and its Affiliates for purposes of eligibility and vesting under the Buyer's 401(k) Plan. The Seller's 401(k) Plans shall retain all assets and liabilities with respect to the accounts of Employees who are not Transferred Employees and who are participants in the Seller's 401(k) Plans, including retirees or other former employees of the Sky Division.

          As soon as reasonably practicable following the Closing Date, Seller shall, unless prohibited by Law, provide for distribution to the Transferred Employees of their respective account balances in Seller's 401(k) Plans and the Durango-Georgia Paper Company Money Purchase Pension Plan. In such event, the Buyer's 401(k) Plan shall be amended to the extent necessary to accept rollovers of such distributed account balances by the Transferred Employees other than rollovers of notes evidencing loans to Transferred Employees.

          (b) The Buyer agrees to provide any required notice under the WARN Act, and any similar statute, and otherwise to comply with any such statute with respect to any "plant closing" or "mass layoff" (as defined in the WARN Act) or similar event affecting Transferred Employees or former employees and occurring after the Closing Date.

          (c) If, immediately prior to the Closing, the Seller maintains a group health plan that is subject to continuation health coverage requirements ("Continuation Coverage") under Section 4980B of the Code, Section 601 et. seq. of ERISA ("COBRA") or other applicable Law, the Seller shall maintain such health plan for the purpose of providing, or, if the Seller does not maintain such a health plan or desires to terminate such health plan, otherwise to provide Continuation Coverage under COBRA or such other applicable Law for the benefit of (a) all Employees of the Seller and their eligible beneficiaries and dependents who are receiving Continuation Coverage at the time of the Closing and (b) all Employees and their eligible beneficiaries and dependents who elect

Continuation Coverage as the result of termination of employment with the Seller upon consummation of the transactions contemplated hereby (such individuals identified in clauses (a) and (b) above, collectively referred to as "Covered Persons"). In the event the Seller is unable or fails to maintain its health plan or otherwise provide Continuation Coverage for any Covered Person and as a result, the Buyer is required under COBRA or other applicable Law to provide Continuation Coverage for such Covered Person, the Seller shall reimburse and fully indemnify the Buyer for any reasonable costs, expenses or other liability incurred, directly or indirectly by the Buyer as a result of the Seller's failure to provide Continuation Coverage.

     10.3 Worker's Compensation. The Buyer shall assume the responsibility for all worker's compensation claims made by the Transferred Employees arising from events occurring after the Closing. The Seller shall retain the responsibility for all worker's compensation claims made by its Employees or former Employees (whether or not Transferred Employees) that arise from events that occurred before the Closing.

                                   ARTICLE XI.
                                   TERMINATION

     11.1 Termination and Abandonment. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

          (a) by mutual written consent of the Parties; or

          (b) by the Buyer, on the one hand, or the Seller, on the other hand, if the Closing shall not have occurred on or before the 30th day following the date hereof, provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any Party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

          (c) by the Buyer by giving notice to the Seller at any time prior to the Closing in the event that the Seller has breached any material representation, warranty or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of such breach and the breach has continued without cure for a period of 30 days after the notice of breach; or

          (d) by the Seller by giving notice to the Buyer at any time prior to the Closing in the event that the Buyer has breached any material representation, warranty or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of such breach and the breach has continued without cure for a period of 30 days after the notice of breach.

     11.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith cease to be of any further force and effect (except for Section 6.3, this Article XI and Article XII, which shall survive such termination), and there shall be no liability or obligation on the part of any Party.

                                  ARTICLE XII.
                          SURVIVAL AND INDEMNIFICATION

     12.1 Survival. The representations and warranties of the Seller contained in Article III of this Agreement shall survive the Closing until nine months after the Closing Date and shall thereupon expire, together with any right to indemnification in respect thereof, provided, however, that the representations and warranties of the Seller set forth in Section 3.18 with respect to Environmental Matters shall survive the Closing Date until the third anniversary of the Closing Date and the representations and warranties of the Seller set forth in Section 3.17 with respect to Taxes shall survive until the expiration of the applicable statute of limitations period. The representations and warranties of the Buyer contained in Article IV of this Agreement shall survive the Closing until nine months after the Closing Date and shall thereupon expire, together with any right to indemnification in respect thereof. Neither the period of survival nor the liability of a Party with respect to its representations and warranties shall be reduced by any investigation made at any time by or on behalf of the other Party. The covenants and agreements contained herein to be performed or complied with prior to the Closing shall expire at the Closing. The covenants and agreements contained herein to be performed or complied with at or after the Closing shall survive the Closing until the expiration of the applicable statute of limitations. If notice of a claim has been given prior to the expiration of the applicable survival period by a Party to the other Party, then the relevant representations, warranties and covenants shall survive as to such claim, until such claim has been finally resolved.

     12.2 Indemnification by the Seller.

          (a) From and after the Closing Date, the Seller shall indemnify and hold harmless the Buyer, its Affiliates, and their respective officers, directors, employees, agents, consultants, representatives and successors (collectively, the "Buyer Indemnitees") from and against any and all Losses incurred by any of them arising out of or resulting from (i) any breach by the Seller of the representations and warranties of the Seller contained in this Agreement as each such representation or warranty (except the representations and warranties contained in Sections 3.16, 3.17 and 3.18) would read if all qualifications as to materiality were deleted therefrom, (ii) any failure by the Seller to perform any of its covenants or agreements contained in this Agreement, the Supply Agreement or the License Agreement, (iii) any failure to pay when due any liabilities not assumed by the Buyer under Section 2.2, or (iv) any Straddle Tax or Transfer Tax payable by the Seller pursuant to Section 2.6.

          (b) (i) In addition to any other limitations on the Seller's indemnification obligations under this Article XII:

          (A) the Seller shall have no indemnification obligations with respect to any Indemnified Environmental Losses resulting, in whole or in part, from any voluntary actions by any of the Buyer Indemnitees (or their agents) to investigate or remediate Hazardous Materials at or under any of the Facility or Acquired Assets; provided, however, that the limitation contained in this Section 12.2(b)(i)(A) shall not apply to Indemnified Environmental Losses which result from (1) the discovery of Hazardous

     Materials in the soil or groundwater on or under any of the Facility or Acquired Assets in the ordinary course of any excavation activities conducted for the purpose of repair, renovation or expansion of the Facility or Acquired Assets; or (2) the discovery by any of the Buyer Indemnitees of Hazardous Materials in the soil or groundwater on or under any of the Facility or Acquired Assets in the course of any Commercially Reasonable voluntary investigation. Commercially Reasonable voluntary investigation shall not include, for example, any investigation of the soil or groundwater performed by any of the Buyer Indemnitees after the Closing Date for the purpose of establishing a baseline with respect to any Hazardous Materials on or under any of the Facility or Acquired Assets;

          (B) the Seller shall have no indemnification obligations with respect to any Indemnified Environmental Losses resulting, in whole or in part, from any disclosure, report or other communication (whether oral or written) from any of the Buyer Indemnitees (or their agents) to any Governmental Authority or other third party ("Notification"), unless such Notification was, in the opinion of Buyer Indemnitees' counsel, required by Environmental Law at the time it was made. The Buyer Indemnitees (or their agents) shall provide notice to the Seller seven days prior to any Notification; provided, however, that in the event any such Notification is necessary to abate promptly any immediate threat to human health or the environment, notice to the Seller shall be by telephone or similar means at the earliest possible opportunity and shall be followed by written notice;

          (C) the Seller's indemnification obligations with respect to any Indemnified Environmental Losses shall be reduced to the extent that any act, omission or negligence of any of the Buyer Indemnitees on or after the Closing Date adversely affects such obligations;

          (D) the Seller shall have no indemnification obligations with respect to Indemnified Environmental Losses, unless such Indemnified Environmental Losses are actually expended or incurred by the Buyer Indemnitees, or any of them, or are the subject of a Claims Notice given in accordance with
     Section 12.2(b)(ii) (other than a Claims Notice solely in connection with an investigation) within three years of the Closing Date.

          (ii) As a condition to the Seller's indemnification obligations under this Section 12.2:

          (A) promptly after receipt by any of the Buyer Indemnitees of notice of Response Action by any Governmental Authority or third party, in each case that may result in Indemnified Environmental Losses ("Environmental Claim"), the Buyer Indemnitees promptly shall give notice thereof (a "Claims Notice") to the Seller. The Claims Notice shall describe the Environmental Claim in reasonable detail and shall indicate, to the extent that may be reasonably determined, the amount (estimated, if necessary) of any Indemnified Environmental Losses that have been or may be incurred by any of the Buyer Indemnitees;

          (B) the Seller may at any time, in its reasonable discretion, assume the defense (including litigation or negotiation) of any Environmental

     Claim with counsel reasonably acceptable to the Buyer; provided, however, that for so long as the Seller is assuming the defense, the Seller shall have no indemnification obligation hereunder to pay any costs or expenses of consultants, experts or legal counsel of the Buyer Indemnitees expended or incurred by any of the Buyer Indemnitees in connection with such defense. No compromise or settlement with respect to any Environmental Claim may be agreed to by the Seller without the Buyer Indemnitees prior written consent, which consent shall not be unreasonably withheld or delayed;

          (C) the Buyer Indemnitees and the Seller shall cooperate with and render each other assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such Environmental Claim, which assistance shall include making appropriate personnel reasonably available for any discovery, trial or the completion of any Response Action. The Buyer shall provide access to the Seller necessary for the performance of any Response Action; provided, however, that the Seller shall not unreasonably interfere with the normal business operations of the Buyer;

          (D) if the Seller elects not to defend any Environmental Claim or fails to diligently pursue the defense of any Environmental Claim, the Buyer Indemnitees shall assume the defense (including litigation or negotiation) of any such Environmental Claim, with counsel selected by the Buyer Indemnitees reasonably acceptable to the Seller, and the Seller shall pay all reasonable costs and expenses thereof. The Seller shall have no indemnification obligation hereunder with respect to any defense effected without the Seller's prior consent, which consent shall not be unreasonably withheld; and

          (E) with respect to any Claims Notice that is given in accordance with
     Section 12.2(b)(ii), the Seller or the Buyer Indemnitees, as the case may be, having undertaken to defend such Environmental Claim, shall undertake such defense (including litigation, negotiation or the performance of any Response Action) in a manner that is Commercially Reasonable. "Commercially Reasonable" shall be determined from the perspective of a reasonable business person acting (without regard to the availability of indemnification hereunder) to achieve compliance (based on reasonable reliance on the advice of expert third-party consultants or counsel) with Environmental Law or avoid or mitigate a loss or liability or potential loss or liability with respect to Environmental Law or Environmental Matters. The Buyer Indemnitees' rights with respect to Indemnified Environmental Losses under this Article XII shall be reduced to the extent that actions undertaken by them are not Commercially Reasonable and such actions (1) increase the amount of Indemnified Environmental Losses, or (2) result in Indemnified Environmental Losses, which but for such actions would not have been expended or incurred.

     12.3 Indemnification by the Buyer. From and after the Closing Date, the Buyer shall indemnify and hold harmless the Seller, its Affiliates, and their respective officers, directors, employees, agents, consultants, representatives and successors (collectively, the "Seller Indemnitees") from and against any and all Losses incurred by any of them arising out of or resulting from (i) any breach by the Buyer of the representations and warranties of the Buyer contained in this Agreement as each such representation or warranty would read if all qualifications as to materiality were deleted therefrom, (ii) any failure by the Buyer to perform any of its covenants or agreements contained in this Agreement, the Supply Agreement or the License Agreement, (iii) any failure to pay when due the Assumed Liabilities, (iv) any Straddle Tax or Transfer Tax payable by the Buyer pursuant to Section 2.6, or (v) any illegal hiring practices utilized by the Buyer with respect to offering employment to Active Employees.

     12.4 Procedure for Indemnification. In the event that any Indemnitee shall incur or suffer any Losses in respect of which indemnification (other than by the Seller pursuant to Section 12.2(b)) may be sought hereunder by the Seller, on the one hand, or Buyer, on the other hand, the Indemnitee shall assert a claim for indemnification by notice (the "Notice") to the Indemnitor stating the nature and basis of such claim. Promptly after receipt by an Indemnitee of Notice of the assertion of a claim or the commencement of any action, litigation or proceeding by any third party (a "Third-Party Claim") with respect to a matter for which indemnification is or may be owing pursuant to Section 12.2 or 12.3, the Indemnitee shall give Notice to the Indemnitor and shall thereafter keep the Indemnitor informed of all other information it receives with respect thereto; provided, however, that failure of the Indemnitee to give the Indemnitor prompt Notice and such other information as provided herein shall not relieve the Indemnitor of any of its obligations hereunder unless and then only to the extent that the Indemnitor shall have been actually prejudiced thereby. The Indemnitor shall have the right, at its option and at its own expense, to participate in or, by giving written notice to the Indemnitee no later than thirty (30) days after delivery of the Notice, to take exclusive control of, the defense, negotiations and/or settlement of any such Third-Party Claim, with counsel chosen by the Indemnitor and reasonably satisfactory to the Indemnitee. After the Indemnitor takes exclusive control of the defense, negotiation and/or settlement of any such Third-Party Claim, the Indemnitee shall have the right to participate therein, at its own expense and with counsel of its own choosing; provided, however, that the Indemnitor shall pay for the costs and expenses of such separate counsel if the Indemnitor's counsel determines that it cannot represent both the Indemnitor and the Indemnitee. The Parties each shall cooperate and shall cause each Indemnitor to cooperate with and render such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such Third-Party Claim or proceeding, which assistance shall include, without limitation, making appropriate personnel reasonably available for any discovery or trial. If the Indemnitor fails or refuses to undertake the defense of any such Third-Party Claim within thirty (30) days after delivery of the Notice, the Indemnitee shall have the right to take exclusive control of the defense, negotiation and/or settlement of such Third-Party Claim at the Indemnitor's expense. Neither the Indemnitor nor the Indemnitee shall settle or compromise any Third-Party Claim without the consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that any settlement or compromise includes an unconditional release of the Indemnitee from all liabilities or obligations relating to the Third-Party Claim.

     12.5 Payment. With respect to Third-Party Claims for which indemnification is payable under this Agreement, such indemnification shall be paid by the Indemnitor promptly upon (i) the entry of a final judgment against the Indemnitee and the expiration of any applicable appeal period; (ii) the entry of a non-appealable judgment or final appellate decision against the Indemnitee; provided that the Indemnitor shall be required to post any bond required by law in connection with any appeal of a final judgment (iii) the entering into of any settlement agreement in accordance with the provisions of this Article XII; or
(iv) the entry of any consent order or decree binding upon the Indemnitee.

     12.6 Adjustment Amounts. Notwithstanding anything to the contrary set forth herein, the Buyer shall not be deemed to have suffered or incurred any Loss to the extent such Loss was included in the computation of the Purchase Price
Adjustment or any subsequent adjustment provided for in Section 2.4 and the payment in respect thereof was made by the Seller to the Buyer.

     12.7 Indemnification. Notwithstanding any other provision of this Article XII, (i) the aggregate liability of the Seller under Section 12.2 shall in no event exceed the aggregate amount of the Purchase Price, as adjusted, paid to the Seller hereunder and (ii) no amount shall be payable for indemnification pursuant to Section 12.2 except to the extent the aggregate amount payable under
Section 12.2 exceeds $350,000.

     12.8 Exclusivity. Except as specifically set forth in this Agreement, effective as of the Closing, the Buyer waives any rights and claims it may have against the Seller and any of its Affiliates, whether in law or in equity, relating to the Sky Division or the Acquired Assets or the transactions contemplated hereby, other than the Supply Agreement. The rights and claims waived by the Buyer include, without limitation, claims for contribution or other rights of recovery arising out of or relating to any Environmental Law, claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty. After the Closing, the indemnification provisions of this Agreement shall provide the exclusive remedy to the Buyer for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby (other than the Supply Agreement) in the absence of fraud.

     12.9 Tax Treatment. The Parties shall treat all indemnification payments made pursuant to this Agreement as adjustments to the Purchase Price for all Tax purposes; provided, however, that any indemnification payment made pursuant solely to Section 12.2(a)(iii) shall not result in an adjustment to the Purchase Price.

                                  ARTICLE XIII.
                                  MISCELLANEOUS

     13.1 Fees and Expenses . Except as otherwise provided herein, each of the Parties shall pay its own expenses incurred in connection with the transactions contemplated hereby, including legal, accounting and other fee; provided that the Seller shall reimburse the Buyer for one-half of its title insurance costs not exceeding an aggregate of $4,200 relating to the transactions contemplated hereby.

     13.2 Amendments. This Agreement shall not be modified or otherwise amended except pursuant to an ---------- instrument in writing executed and delivered by each of the Parties.

     13.3 Entire Agreement. This Agreement (including the Schedules, Exhibits and other documents referred to herein), the Supply Agreement, the Note, the Security Agreement and the Press Note constitute the entire understanding and agreement between the Parties with respect to the subject matter hereof and thereof and supersede any and all prior agreements and understandings, whether oral or written, between the Parties, with respect to the subject matter, all of which are merged herein. The Parties acknowledge that in deciding to enter into this Agreement and to consummate the transactions contemplated hereby they have not relied upon any statements, promises or representations, written or oral, express or implied, other than those explicitly set forth in this Agreement, the Supply Agreement, the Note, the Security Agreement and the Press Note. In furtherance and not in limitation of the foregoing, the Buyer acknowledges that the Seller has not made any representations or warranties, of any kind, either express or implied, except as expressly set forth in Article III of this Agreement. THE BUYER AGREES THAT THE REPRESENTATIONS AND WARRANTIES GIVEN HEREIN BY THE SELLER ARE IN LIEU OF, AND THE BUYER HEREBY EXPRESSLY WAIVES ALL RIGHTS TO, ANY IMPLIED WARRANTIES WHICH MAY OTHERWISE BE APPLICABLE BECAUSE OF THE PROVISIONS OF THE UNIFORM COMMERCIAL CODE OR ANY OTHER STATUTE, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     13.4 Assignment, Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party (other than by the Buyer to a wholly-owned Subsidiary). Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     13.5 Headings. Headings of the Articles, Sections, Schedules and Exhibits of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     13.6 Governing Law; Arbitration.

          (a) This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York, without giving effect to its principles or rules of conflict of laws (to the extent that such principles or rules would require the application of the laws of another jurisdiction to the interpretation of the Parties' rights and obligations hereunder).

               (i) Except as otherwise provided herein, any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement, or the breach, termination or validity thereof, shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the Parties. The seat of the arbitration shall be Dallas, Texas, and it shall be conducted in the English language, provided that either Party may submit testimony or documentary evidence in Spanish and shall, on the request of the other Party, furnish a translation or interpretation into the other language of any such testimony or documentary evidence. Notwithstanding Section 13.6(a), the arbitration and this clause shall be governed by the U.S. Federal Arbitration Act, 9 U.S.C. Sections 1 et seq.

               (ii) The arbitration shall be conducted by three arbitrators. The
          Party initiating arbitration (the "Claimant") shall appoint an arbitrator in its request for arbitration (the "Request"). The other Party (the "Respondent") shall appoint an arbitrator within 10 days of receipt of the Request and shall notify the Claimant of such appointment in writing. If within 10 days of receipt of the Request by the Respondent, either Party has not appointed an arbitrator, then the arbitrator shall be appointed by the American Arbitration Association. The first two arbitrators appointed in accordance with this provision shall appoint a third arbitrator within 10 days after the Respondent has notified Claimant of the appointment of the Respondent's arbitrator or, in the event of a failure by a Party to appoint, within 10 days after the American Arbitration Association has notified the Parties and any arbitrator already appointed of its appointment of an arbitrator on behalf of the Party failing to appoint. When the third arbitrator has accepted the appointment, the two arbitrators making the appointment shall promptly notify the Parties of the appointment. If the first two arbitrators appointed fail to appoint a third arbitrator or so to notify the Parties of the appointment, the American Arbitration Association shall appoint the third arbitrator and shall promptly notify the Parties of the appointment. The third arbitrator shall act as Chair of the tribunal.

               (iii) The arbitral award shall be in writing, state the reasons for the award, and be final and binding on the Parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements and the expenses of any witnesses, to the prevailing Party. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets. A request for interim measures by a Party to a court shall not be deemed incompatible with, or a waiver of, this agreement to arbitrate.

     13.7 Notices. Any notice, request, claim, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and delivered personally, by telecopy or sent by registered or certified mail (postage prepaid return receipt requested),

                  If to the Seller, to:

                  Durango Georgia Converting LLC
                  c/o Corporacion Durango
                  Potasio No. 150
                  Ciudad Industrial
                  Durango, Durango
                  Mexico CP  34220
                  Attention:  C.P. Mayela Rincon de Velasco
                  Telecopier:  011-521-814-0048

                  with a copy to:

                  White & Case LLP
                  200 S. Biscayne Boulevard
                  Suite 4900 Miami, Florida 33131
                  Attention: Emilio J. Alvarez-Farre
                  Telecopier:  (305) 358-5744

                  If to the Buyer, to:

                  TST Impreso, Inc.
                  652 Southwestern Blvd.
                  Coppell, Texas   75019
                  Attention:  Marshall Sorokwasz and Tammy Yahiel
                  Telecopier:  (972) 462-7764

                  with a copy to:

                  Gardere Wynne Sewell LLP
                  1601 Elm Street, Suite 3000
                  Dallas, Texas  75201-4761
                  Attention:  David R. Earhart
                  Telecopier:  (214) 999-3645


or at such other address for a party as shall be specified by like notice. Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (evidenced, in the case of a telecopy, by the receipt of the correct answer back).

     13.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     13.9 Severability. If any provision of this Agreement or the application of any such provision to a person or circumstances shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall remain in force and be effectuated as if such illegal, invalid or unenforceable provision is not a part of this Agreement.

                            [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date first above written.

                                          DURANGO GEORGIA CONVERTING LLC,
                                            a Delaware limited liability company

                                          By:
                                             -----------------------------------
                                             Name:______________________________
                                             Title:_____________________________


                                          TST IMPRESO, INC.,
                                            a Delaware corporation

                                          By:
                                             -----------------------------------
                                             Name:______________________________
                                             Title:_____________________________